Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐ Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Richard Prokosch
Vice President
U.S. Bank National Association
Global Corporate Trust Services
Mailcode:  EP-MN-WS3C
60 Livingston Avenue
St. Paul MN  55107-2292
phone (651) 466-6619
(Name, address and telephone number of agent for service)

DISH DBS Corporation
SEE TABLE OF ADDITIONAL REGISTRANTS

(Issuer with respect to the Securities)

Colorado	84-1328967
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9601 South Meridian Boulevard Englewood, Colorado	80112
(Address of Principal Executive Offices)	(Zip Code)

7.75% Senior Notes due 2026

(Title of the Indenture Securities)

Exact Name of Additional Registrants as Specified in their Respective Charters*	Jurisdiction of Incorporation/ Organization	IRS Employer Identification No.
DISH Network L.L.C.	Colorado	84-1114039
DISH Operating L.L.C.	Colorado	20-0715965
Echosphere L.L.C.	Colorado	84-0833457
DISH Network Service L.L.C.	Colorado	84-1195952

*                    The primary standard industrial classification number for each of these Registrants is 4841. The address for each of the additional Registrants is c/o DISH DBS Corporation, 9601 South Meridian Boulevard, Englewood, Colorado 80112.

FORM T-1

Item 1.                                 GENERAL INFORMATION.  Furnish the following information as to the Trustee.

a)                       Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)             Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.                                 AFFILIATIONS WITH OBLIGOR.  If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15             Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.                          LIST OF EXHIBITS:  List below all exhibits filed as a part of this statement of eligibility and qualification.

1.              A copy of the Articles of Association of the Trustee.*

2.              A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.              A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.              A copy of the existing bylaws of the Trustee.**

5.              A copy of each Indenture referred to in Item 4.  Not applicable.

6.              The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.              Report of Condition of the Trustee as of June 30, 2016 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

** Incorporated by reference to Exhibit 25.1 to registration statement on form S-3ASR,  Registration Number 333-199863 filed on November 5, 2014.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on the 22nd of August, 2016.

By:	/s/ Richard Prokosch
Richard Prokosch
Vice President

Exhibit 2

Office of the Comptroller of the Currency

Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. “U.S. Bank National Association,” Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate.

IN TESTIMONY WHEREOF, today, June 15, 2016, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

/s/ Thomas J. Curry
Comptroller of the Currency

Exhibit 3

Office of the Comptroller of the Currency

Washington, DC 20219

CERTIFICATION OF FIDUCIARY POWERS

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that:

1. The Office of the Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. “U.S. Bank National Association,” Cincinnati, Ohio (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 USC 92a, and that the authority so granted remains in full force and effect on the date of this certificate.

IN TESTIMONY WHEREOF, today, June 15, 2016, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

/s/ Thomas J. Curry
Comptroller of the Currency

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: August 22, 2016

By:	/s/ Richard Prokosch
Richard Prokosch
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 6/30/2016

($000’s)

6/30/2016
Assets
Cash and Balances Due From	$14,010,590
Depository Institutions
Securities	108,246,267
Federal Funds	68,244
Loans & Lease Financing Receivables	268,104,901
Fixed Assets	5,866,910
Intangible Assets	12,591,165
Other Assets	24,574,630
Total Assets	$433,462,707

Liabilities
Deposits	$327,848,275
Fed Funds	1,179,456
Treasury Demand Notes	0
Trading Liabilities	2,172,890
Other Borrowed Money	40,280,996
Acceptances	0
Subordinated Notes and Debentures	3,800,000
Other Liabilities	13,036,463
Total Liabilities	$388,318,080

Equity
Common and Preferred Stock	18,200
Surplus	14,266,915
Undivided Profits	30,049,363
Minority Interest in Subsidiaries	810,149
Total Equity Capital	$45,144,627

Total Liabilities and Equity Capital	$433,462,707